EXHIBIT 32.01
CERTIFICATION
Pursuant to 18 United States Code ss. 1350
The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the Quarter ended June 30, 2006 of Fisher Scientific International Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul M. Montrone

Paul M. Montrone
Chief Executive Officer
Date: July 26, 2006